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                                                                   Exhibit 10(i)

(McDonald's Corporation Letterhead)
                                March 20, 2001



Mr. Gordon C. Gray
Rio Algom Limited
120 Adelaide Street West
Suite 2600
Toronto, Ontario M 5H 1W5
Canada

Dear Gordon:

     This letter will acknowledge your agreement to retire as a member of the Board of Directors pursuant to the retirement policy for Directors, and to serve as a Senior Director of McDonald's Corporation, effective immediately following the Company's 2001 Annual Meeting of Shareholders, scheduled to be held on May 17, 2001.

     As you know, your service as a Senior Director shall be at the pleasure of the Board on the following terms and conditions:

     . Senior Directors may attend Board meetings and meetings of Committees upon which they served at the time of their retirement as Directors, but shall not have the right to vote at any such meeting.

     . Senior Directors shall be designated annually for a one-year term, but may not serve more than two such one-year terms.

     . Senior Directors shall be compensated in the same manner as Directors, except that Senior Directors shall not be compensated for attending Committee meetings.

 . Senior Directors shall be expressly indemnified by resolution of the Board of Directors under the provisions of the Company's By-Laws.

 . On behalf of the Board of Directors, we thank you for your willingness to continue to share your advise and counsel with the Board and McDonald's management.

                                       Sincerely,


                                       /s/ Donald G. Lubin
                                       Donald G. Lubin
                                       Chairman, Nominating and Corporate
                                       Governance Committee


                                       /s/ Jack M. Greenberg
                                       Jack M. Greenberg
                                       Chairman and Chief Executive Officer
Accepted as of March 21, 2001

/s/ Gordon C Gray
Gordon C. Gray